                                                                    EXHIBIT 4.1

CONTROL No. _________________________     Number of Rights ____________________

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    NEW YORK CITY TIME ON OCTOBER   , 2002

                        ENCOMPASS SERVICES CORPORATION
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK


Dear Rights Holder:

   As the registered owner of this Subscription Certificate, you are the owner of the number of subscription rights shown above. Each subscription right entitles you to subscribe for one share of common stock, par value $0.001 per share, of Encompass Services Corporation at the subscription price of $0.55 per share (the "Basic Subscription Privilege"). If you subscribe for all of the shares available pursuant to your Basic Subscription Privilege, you are also entitled to purchase additional shares at the Subscription Price (subject to pro-ration and certain limitations described in the enclosed Prospectus). The other terms and conditions of these Subscription Rights are set forth in the enclosed Prospectus.

   You have been issued one subscription right for each share of common stock that you held on September 13, 2002 and one subscription right for each share of common stock issuable upon the exercise or conversion of the 7.25% convertible participating preferred stock and certain of our options and warrants that you held on September 13, 2002.

                THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

   You have four choices:

    1. You can subscribe for one share of common stock for each subscription right that you received, as listed at the top of the page;
    2. If you have exercised your Basic Subscription Privilege in full, then you can subscribe for additional shares of common stock (the "Over-Subscription Privilege"). Such shares may be available to you subject to an allocation process as described in the Prospectus;
    3. You can subscribe for less than all of the subscription rights that you received, as listed above, and allow the rest of your subscription rights to expire; or
    4. If you do not want to purchase any additional shares, you can disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES.

ATTEST:                                   ENCOMPASS SERVICES CORPORATION

By: _________________________________     By: _________________________________
                                              Control No.
                                              Account No.

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                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

BY MAIL:                   BY OVERNIGHT COURIER:      BY HAND:
Mellon Bank, N.A.          Mellon Bank, N.A.          Mellon Bank, N.A.
C/O Mellon Investor        C/O Mellon Investor        C/O Mellon Investor
Services LLC               Services LLC               Services LLC
P.O. Box 3301              85 Challenger Road         120 Broadway, 13th Floor
South Hackensack, NJ 07606 Ridgefield Park, NJ 07660  New York, New York 10271
Attention: Reorganization  Attention: Reorganization  Attention: Reorganization
Department                 Department                 Department

 Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
           Delivery by facsimile will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHT OR A PORTION
THEREOF:

     I apply for ____________ shares   x   $0.55     =   $________________

                    (No. of new shares)                          (Amount
Enclosed)

IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT ABOVE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE:

    I apply for ____________ shares   x   $0.55____   =   $________________

                    (No. of new shares)                          (Amount
Enclosed)

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             TO SUBSCRIBE. I               YOU MUST HAVE YOUR
          acknowledge that I have          SIGNATURE GUARANTEED IF
          received the Prospectus          YOU WISH TO HAVE YOUR
          for this offer and I             SHARES DELIVERED TO AN
          hereby irrevocably               ADDRESS OTHER THAN THAT
          subscribe for the number         SHOWN ON THE FRONT.
          of shares indicated above        Your signature must be
          on the terms and                 guaranteed by: (a) a
          conditions specified in          commercial bank or trust
          the Prospectus. I hereby         company, (b) a member
          agree that if I fail to          firm of a domestic stock
          pay for the shares of            exchange, or (c) a credit
          common stock for which I         union.
          have subscribed, the             Signature Guaranteed: ___
          company may exercise its            (Name of Bank or Firm)
          legal remedies against me.       By:____________________
          Signature(s) of                   (Signature of Officer)
          Subscriber(s):
          _________________________
          _________________________
          Please give your
          telephone number:
          (     )
          _________________________
          Address for delivery of
          shares if other than
          shown on front:
          _________________________
          _________________________
          IMPORTANT: The
          signature(s) must
          correspond in every
          particular, without
          alteration, with the
          name(s) as printed on the
          reverse of this
          Subscription Certificate.
          If permanent change of
          address, check here  [_]

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FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE
IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO MELLON INVESTOR SERVICES LLC (ACTING ON BEHALF OF MELLON BANK, N.A.), AS SUBSCRIPTION AGENT. PAYMENT MAY ALSO BE MADE BY THE WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS AS DESCRIBED IN THE PROSPECTUS.

IF YOU ELECT TO SUBSCRIBE, YOU MUST PROVIDE THE SUBSCRIPTION AGENT WITH A CORRECT TAXPAYER IDENTIFICATION NUMBER (TIN) ON SUBSTITUTE FORM W-9. SEE EXHIBIT B TO THE INSTRUCTIONS AS TO USE OF ENCOMPASS SERVICES CORPORATION RIGHTS CERTIFICATE.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.